EXHIBIT B
                                                                      ---------

                   ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                               BALANCE SHEET
                                (UNAUDITED)


                                             At September 30, 1995
                                             ---------------------
CURRENT ASSETS
     Cash                                         $  151,760
     Accounts Receivable                           2,823,020
                                                  ----------
     Total Current Assets                          2,974,780
                                                  ----------

PROPERTY & EQUIPMENT                                  28,812
                                                  ----------
     TOTAL ASSETS                                 $3,003,592
                                                  ==========


CURRENT LIABILITIES
     Gas Purchase Payable                         $2,711,513
     Transportation Payable                           (9,831)
                                                  ----------
     Total Current Liabilities                     2,728,682
                                                  ----------
     TOTAL LIABILITIES                             2,728,682
                                                  ----------


EQUITY
     Contributed Capital - Hub Services, Inc.        190,453
     Contributed Capital - Leidy Hub, Inc.           111,457
                                                  ----------
     Total Equity                                    274,910
                                                  ----------


     TOTAL LIABILITIES & EQUITY                   $3,003,592
                                                  ==========